AMENDED AND RESTATED CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       OF
                     THE NEWKIRK MASTER LIMITED PARTNERSHIP

      The Newkirk Master Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on October 11, 2001, hereby certifies that its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

      1. The name of the Partnership is The Newkirk Master Limited Partnership.

      2. The address of the Partnership's registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

      3. The name and business address of the general partner of the Partnership is

            Newkirk Realty Trust, Inc.
            7 Bulfinch Place
            Suite 500
            P.O. Box 9507
            Boston, Massachusetts 02114

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 7th day of November, 2005 and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized and by each general partner designated herein as a new general partner.

                                              NEWKIRK REALTY TRUST, INC.
                                              General Partner


                                              By: /s/ Peter Braverman
                                                  ------------------------------
                                                  Peter Braverman
                                                  President